An MSR + Agency REIT First Quarter 2024 Earnings Call APRIL 30, 2024

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Financials Overview 3 Book Value per Share $15.64 Common Stock Dividend $0.45 Economic Return on Book Value(1) 5.8% Comprehensive Income $0.85 Investment Portfolio(2) $14.7b Quarter-End Economic Debt-to-Equity(3) 6.0x Note: Financial data throughout this presentation is as of or for the quarter ended March 31, 2024, unless otherwise noted. Per share metrics utilize basic common shares as the denominator. The End Notes are an integral part of this presentation. See slides 29 through 34 at the back of this presentation for information related to certain financial metrics and defined terms used herein.

Markets Overview 4 I. 3-MONTH ANNUALIZED CORE CPI(1) II. FED FUND RATE EXPECTATIONS(2) • Interest rates moved higher during the quarter on the back of stronger than expected economic data, with 3-month annualized core CPI reaching 4.5%, its highest level since June 2023 • At quarter-end, the market anticipated three interest rate cuts in 2024, down from six at the start of the year – Post quarter-end, market expectations fell to 1.3 interest rate cuts on continued strong economic data

RoundPoint Operations Update

TWO HARBORS Investment Corp.

I. KEY INITIATIVES

Render cost savings and economies of scale

- Completed all 10 scheduled servicing transfers to the RoundPoint platform in accordance with transition plan
  - Final "clean up" servicing transfer planned for early June 2024

Develop direct-to-consumer origination channel

- Continuing to build out team and supporting infrastructure
  - Expect to begin taking locks in Q2

Expand third-party subservicing business

- Added one new subservicing client in Q1
  - In process of boarding approximately 17 thousand loans to the RoundPoint platform

II. SERVICING TRANSFERS[1]



Loan Count
120,000
100,000
80,000
60,000
40,000
20,000
0
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% Third-Party Subservicing
Jul-22
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Apr-24
May-24
Jun-24
Actual Transfers
Remaining Transfers
% Third-Party Subservicing

5

Book Value Summary • Reported book value of $15.64 per common share, and declared a first quarter common stock dividend of $0.45 per share, representing a 5.8% quarterly economic return on book value(1) 6

Comprehensive Income Summary 7 • Generated Comprehensive Income of $89.4 million, or $0.85 per weighted average common share • Positive performance resulting from spread tightening on RMBS and MSR

• $1.6 billion of outstanding borrowings under bilateral MSR asset financing facilities • $296 million of outstanding 5-year MSR term notes(2) • $602 million of unused MSR asset financing capacity; $135 million committed and $466 million uncommitted • $59 million outstanding borrowings and $141 million of unused, committed capacity for servicing advance receivables Balance Sheet and Liquidity Position 8 MORTGAGE SERVICING RIGHTS AGENCY RMBSBALANCE SHEET AS OF MARCH 31, 2024 • $8.1 billion of outstanding repurchase agreements with 18 counterparties • Weighted average days to maturity of 88 days Av er ag e R ep o R at e - S O FR ( bp s) 3-month 6-month Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 0 25 50(1) Agency RMBS $8.2 billion MSR $3.1 billion Cash & cash equivalents $0.7 billion All other assets $1.2 billion Agency RMBS repurchase agreements $8.1 billion MSR financing $1.9 billion All other liabilities $0.6 billion Preferred equity $0.6 billion Common equity $1.6 billion Convertible debt $0.3 billion 2020 2021 2022 2023 2024

Portfolio Composition and Risk Positioning At March 31, 2024, $14.7 billion portfolio Includes $11.3 billion settled positions PORTFOLIO COMPOSITION(1) M ar ke t Va lu e Eq ui va le nt s ($ b ill io ns ) Econom ic D ebt-To-Equity 8.9 8.8 8.3 8.2 2.9 2.1 3.2 3.4 3.3 3.2 3.1 3.1 6.4x 6.3x 6.0x 6.0x Agency Net TBA Position MSR Economic Debt-to-Equity 6/30/23 9/30/23 12/31/23 3/31/24 0 5 10 15 20 25 30 0.0x 2.0x 4.0x 6.0x 8.0x (3) (2) (2) 14.7 14.615.2 14.1 9Note: Sensitivity data as of March 31, 2024. The above scenarios are provided for illustration purposes only and is not necessarily indicative of Two Harbors’ financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. See Slide 19 in the Appendix for more information on our risk positioning. Interest Rate Exposure Summary (0.5)% (0.3)% (0.2)% (0.3)% 12/31/2023 3/31/2024 Up 25 basis points Down 25 basis points (0.8)% (0.5)% (0.3)% —% Spread Exposure Summary (6.3)% 5.4% (5.3)% 5.1% 12/31/2023 3/31/2024 Up 25 basis points Down 25 basis points (8.0)% —% 8.0% INTEREST RATE EXPOSURE(4) MORTGAGE SPREAD EXPOSURE(5)

Agency RMBS Investment Landscape DECLINING VOLATILITY DROVE POSITIVE PERFORMANCE FOR AGENCY RMBS I. RMBS SPREADS REMAIN ATTRACTIVE(1) • Performance varied across the coupon stack, with belly and higher coupons outperforming lower coupons • Mortgage performance was aided by lower than expected supply, positive fixed-income fund inflows, and benign prepayment rates • Specified pools outperformed same coupon TBAs, particularly for higher coupons • Spread curves flattened over the quarter, both in nominal and option-adjusted bases • Nominal spreads still historically wide and correlated to volatility, while option-adjusted spreads are closer to fair 10 II. COUPON/SPREAD CURVE FLATTER(2)

Loan Balance, 36.0% Geography, 36.6% Investor, 5.4% Other, 22.0% II. RMBS QUARTERLY PERFORMANCE Coupon Ti ck s (3 2 nd s) 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6 6.5 -10 0 10 20 30 40 50 Agency RMBS I. SPECIFIED POOL PORTFOLIO(1) III. SPECIFIED POOL PREPAYMENT SPEEDS TWO Specified Pools(3)TBAs(2) TWO Specified Pools (Q1-2024)TBAs (Q1-2024)(5) TBAs (Q4-2023)(5) TWO Specified Pools (Q4-2023) Market Value(4) ($ billions) $— $0.34 $0.20 $0.06 $0.46 $2.20 $1.86 $1.22 $1.17 $0.01 QUARTERLY HIGHLIGHTS • Replaced approximately $2.4 billion notional 2.5% - 5% TBAs with an equal amount of 5.5% - 6.5% TBAs to more defensively positioning our portfolio from a spread perspective • Rotated approximately $350 million notional lower coupon specified pools into 6% specified pools to capture positive pay-up performance across different coupons • Weighted average specified pool portfolio prepayment speed of 5.1%, compared to 5.4% in fourth quarter 2023(1) 5.5 4. 5 5.0 4.04. 55. 0 5.5 6.0 11 6.0 2.5 5.5 4.5

Mortgage Servicing Rights Investment Landscape MSR SPREADS WELL SUPPORTED; PREPAYMENTS EXPECTED TO REMAIN HISTORICALLY SLOW I. SERVICING TRANSFERS 2014-PRESENT(1) • Activity in MSR market is brisk, with $160 billion UPB bid in Q1-2024 • Bulk packages of MSR are well bid, with regional banks, non-bank originators and REITs seeking to add exposure • Prepayments remain slow and are a tailwind to MSR investments; predominantly driven by housing turnover versus refinancing • Turnover rates low due to homeowner lock-in effect, and track well to Existing Home Sales • Expect turnover on lower rate mortgages to continue to prepay at historically slow speeds 12 II. MSR SPEEDS TRACK EXISTING HOME SALES(2)

UPB(4) ($ billions) $78.8 $35.1 $25.0 $13.2 $10.4 $8.0 $5.7 $2.2 $1.4 $1.3 • Settled $3.1 billion UPB through bulk and flow acquisitions and recapture • Price multiple increased to 5.7x from 5.6x • Prepay speeds stable at 3.8% CPR • Weighted average coupon of 3.47% – Less than 1% of loans in our portfolio have 50 bps or more of incentive to refinance – Over 80% of loans in our portfolio are at least 250 basis points below current mortgage rates • Post quarter-end, committed to purchase approximately $2 billion UPB through a bulk acquisition Mortgage Servicing Rights III. 30-YEAR MSR PREPAYMENT SPEEDS(5) 3/31/2024 12/31/2023 Fair value ($ millions) $ 3,085 $ 3,052 Price multiple 5.7x 5.6x UPB ($ millions) $ 214,992 $ 216,884 Gross coupon rate 3.47% 3.45 % Current loan size ($ thousands) $ 335 $ 337 Original FICO(3) 759 759 Original Loan-to-Value (LTV) 72% 72% 60+ day delinquencies 0.7% 0.7 % Net servicing fee (bps) 25.3 25.3 Loan age (months) 44 41 3-month CPR 3.8% 3.8 % I. MSR PORTFOLIO CHARACTERISTICS(1) TWO MSR (Q1-2024)TBAs (Q1-2024)(6) TBAs (Q4-2023)(6) TWO MSR (Q4-2023) QUARTERLY HIGHLIGHTS II. MSR PORTFOLIO(4) LTV 5% FIC O 5% Investor 4 % G eo gr ap hy 14 % Generic 55% 30 Y, (3 ,4 ] 30Y, (4,5] 15Y 30Y, <=3.0 30Y, (5+] Loan Balance 17% 13

Return Potential and Outlook

TWO HARBORS
Investment Corp.

ATTRACTIVE RETURN OPPORTUNITIES FOR UNIQUELY POSITIONED MSR AND AGENCY RMBS STRATEGY

As of March 31, 2024	PORTFOLIO MARKET VALUE ($ millions)	INVESTED CAPITAL ALLOCATED[1]	STATIC RETURN ESTIMATE[2]
SERVICING			
MSR	3,085		
RMBS[3]	4,927		
Total	**8,012**	**63%**	**12% - 15%**
SECURITIES			
RMBS[3]	6,065		
Other Securities	776		
Total	**6,841**	**37%**	**12% - 13%**

	INVESTED CAPITAL ($ millions)		STATIC TWO HARBORS RETURN ESTIMATE[4]
Total Portfolio Before Corporate and Tax Expenses			**11.8% - 14.4%**
Corporate and Tax Expenses[5]			(2.8)% - (2.8)%
Total Return to Invested Capital			**9.1% - 11.7%**
INVESTED CAPITAL			
Convertible Notes	272		6.2%
Preferred Equity	622		7.6%
Common Equity	**1,618**		**10.1% - 14.1%**
PROSPECTIVE QUARTERLY STATIC RETURN PER BASIC COMMON SHARE[6]:			**$0.39 - $0.55**

- **Market Presence:** Our size allows us to be nimble and actively allocate capital to MSR and Agency RMBS.
- **Investment Strategy:** Our portfolio is uniquely constructed with MSR and Agency RMBS as well as an operational platform, RoundPoint Mortgage Servicing LLC.
- **Market Environment:** MSR is stable, with very little duration and convexity risks. Agency RMBS spreads are historically wide in nominal terms and can be expected to tighten should implied interest rate volatility return to historical norms.
- **Financing and Liquidity:** We have a strong balance sheet and diversified financing for both MSR and Agency RMBS.

Note: This slide presents estimates for illustrative purposes only, using Two Harbors' base case assumptions (e.g., spreads, prepayment speeds, financing costs and expenses), and does not contemplate market-driven value changes, active portfolio management, and certain operating expenses. Actual results may differ materially.

14

Appendix 15

Effective Coupon Positioning Coupon (%) TBA Market Price(1) TBA Notional ($m) Specified Pools Par Value ($m)(2) MSR/Agency IO UPB ($m)(3) Combined ($m) ZV to SOFR Spreads for Specified Pools(4) 2.5% $ 82.76 $ — $ 414 $ — $ 414 104 3.0% $ 86.15 — 234 — 234 103 3.5% $ 89.59 659 66 — 725 111 4.0% $ 92.70 — 495 — 495 108 4.5% $ 95.30 (697) 2,288 — 1,591 117 5.0% $ 97.67 (46) 1,889 — 1,843 132 5.5% $ 99.58 1,545 1,218 (4,010) (1,247) 155 6.0% $ 100.99 1,464 1,148 (181) 2,431 173 6.5% $ 102.17 525 2 — 527 128 Total $ 3,450 $ 7,754 $ (4,191) $ 7,013 133 16

Note: Sensitivity data as of March 31, 2024. The above scenarios are provided for illustration purposes only and is not necessarily indicative of Two Harbors’ financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. Risk Positioning BOOK VALUE EXPOSURE TO CHANGES IN RATES % Change in Common Book Value 2-Year Rate (basis points) 10-Year Rate (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Other(2) Combined -25 0 Bull Steepener(3) 2.2% 1.1% (2.6) % 0.7% 0 -25 Bull Flattener(4) 5.9% (2.8) % (4.1) % (1.0) % -50 -50 Parallel Shift(5) 15.8% (4.0) % (13.5) % (1.7) % -25 -25 Parallel Shift(5) 8.1% (1.7) % (6.7) % (0.3) % 0 0 Base — % — % — % — % +25 +25 Parallel Shift(5) (8.5) % 1.7% 6.6% (0.2) % +50 +50 Parallel Shift(5) (17.4) % 3.0% 13.1% (1.3) % +25 0 Bear Flattener(3) (2.1) % (0.9) % 2.5% (0.5) % 0 +25 Bear Steepener(4) (6.4) % 2.7% 4.1% 0.4 % BOOK VALUE EXPOSURE TO CURRENT COUPON SPREAD(6) % Change in Common Book Value Parallel Shift in Spreads (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Combined -25 6.8% (1.7) % 5.1% 0 — % — % — % +25 (7.2) % 1.9% (5.3) % 17

COMPOSITION OF MARKET VS. CURRENT RATES(2) Markets Overview 2-YEAR AND 10-YEAR INTEREST RATE YIELDS(1) EXISTING HOME SALES(4)ACTUAL VS. IMPLIED VOLATILITY(3) 18

$(63.2) $31.5 $(56.8) $38.9 $89.4 Comprehensive Income ($ in millions) Q1-2023 Q2-2023 Q3-2023 Q4-2023 Q1-2024 $-150 $0 $150 $16.48 $16.39 $15.36 $15.21 $15.64 $0.60 $0.45 $0.45 $0.45 $0.45 Book Value ($) Dividend Declared ($) Q1-2023 Q2-2023 Q3-2023 Q4-2023 Q1-2024 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 DIVIDEND YIELD(2) Financial Performance COMPREHENSIVE (LOSS) INCOME QUARTERLY ECONOMIC RETURN ON BOOK VALUE(1) BOOK VALUE AND DIVIDEND PER COMMON SHARE(2) (3.6)% 2.2% (3.5)% 2.0% 5.8% Quarterly Return on Book Value Q1-2023 Q2-2023 Q3-2023 Q4-2023 Q1-2024 -10% 0% 10% 16.3% 13.0% 13.6% 12.9% 13.6% Dividend Yield Q1-2023 Q2-2023 Q3-2023 Q4-2023 Q1-2024 5% 10% 15% 20% 25% 19

Earnings Available for Distribution

TWO HARBORS Investment Corp.

($ millions, except per share data)	Q1-2024	Q4-2023	Variance
Interest income	$ 117.8	$ 122.4	$ (4.6)
Interest expense	160.0	168.1	8.1
Net interest expense	(42.2)	(45.7)	3.5
Servicing income	166.3	178.6	(12.3)
Servicing costs	6.9	13.2	6.3
Net servicing income	159.4	165.4	(6.0)
MSR amortization[1]	(78.7)	(88.3)	9.6
Interest spread income on interest rate swaps	14.3	7.4	6.9
TBA dollar roll losses[2]	(1.9)	(0.8)	(1.1)
U.S. Treasury futures income[3]	7.7	5.2	2.5
Other derivatives income	0.1	0.1	—
Total other (loss) income	(58.5)	(76.4)	17.9
Total expenses	40.3	40.3	—
Provision for income taxes	1.9	1.5	(0.4)
Earnings Available for Distribution[4]	**$ 16.5**	**$ 1.5**	**$ 15.0**
Dividends on preferred stock	(11.8)	(12.0)	(0.2)
Earnings Available for Distribution available to common stockholders	**$ 4.7**	**$ (10.5)**	**$ 15.2**
Earnings Available for Distribution per weighted average basic common share	**$ 0.05**	**$ (0.11)**	
Earnings Available for Disribution annualized return on average common equity	**1.2 %**	**(2.8)%**	
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity[5]	7.2 %	7.6 %	

- First quarter EAD primarily driven by:
  - Lower MSR amortization and third-party servicing costs partially offset by lower servicing fee collections and float income due to seasonality of escrow balances
  - Higher interest spread on swaps due to increased net payer notional and lower average pay rates
- With the closing of RoundPoint, costs of servicing operations are captured in compensation and other operating expenses, as opposed to servicing expenses
- EAD is expected to continue to diverge from ongoing earnings power[6]
  - EAD for assets utilizes concepts of amortized cost and yield-to-maturity at purchase (RMBS) or amortized cost and original pricing yield (MSR), as opposed to market value and expected return
  - EAD may not reflect total return of hedging derivatives, and impacts to EAD differ depending on the instrument utilized

20

Q1-2024 Portfolio Yields and Financing Costs

TWO HARBORS Investment Corp.

($ thousands) Portfolio Asset Type	Measure	Average Amortized Cost	Income[1]	Average Yield
Available-for-sale securities	GAAP	$ 8,569,566	$ 100,605	4.70%
Adjustments to include other portfolio items:				
Mortgage servicing rights[2][3]	Non-GAAP	1,923,349	57,086	11.87%
Agency derivatives[2][4]	Non-GAAP	17,504	110	2.51%
TBAs[2][5]	Non-GAAP	2,928,069	24,264	3.31%
Total portfolio	Non-GAAP	$ 13,438,488	$ 182,065	5.42%

Financing Collateral Type	Measure	Average Outstanding Balance	Expense[6]	Average Cost
Borrowings collateralized by available-for-sale securities	GAAP	$ 7,986,939	$ 112,353	5.63%
Adjustments to include other financing items:				
Borrowings collateralized by mortgage servicing rights and advances	GAAP	1,889,112	42,892	9.08%
Borrowings collateralized by Agency derivatives[4]	GAAP	8,393	130	6.20%
Convertible senior notes[7]	GAAP	268,831	4,619	6.87%
Interest rate swaps[2][8]	Non-GAAP		(14,295)	(0.44)%
U.S. Treasury futures[2][9]	Non-GAAP		(7,694)	(0.24)%
TBAs[2][5]	Non-GAAP	2,928,069	26,169	3.57%
Total financing	Non-GAAP	$ 13,081,344	$ 164,174	5.02%

Net Spread	Measure			Average Yield, less Cost
Net spread on AFS securities	GAAP			(0.93%)
Net spread on total portfolio	Non-GAAP			0.40%

21

GAAP to EAD Reconciliation Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended ($ thousands, except for per common share data) March 31, 2024 December 31, 2023 Comprehensive income attributable to common stockholders $ 89,370 $ 38,886 Adjustment for other comprehensive loss (income) attributable to common stockholders: Unrealized loss (gain) on available-for-sale securities 103,078 (483,579) Net income (loss) attributable to common stockholders $ 192,448 $ (444,693) Adjustments to exclude reported realized and unrealized (gains) losses: Realized loss on securities 10,915 83,505 Unrealized gain on securities (20) (708) Provision (reversal of provision) for credit losses 80 (328) Realized and unrealized (gain) loss on mortgage servicing rights (11,012) 172,589 Realized (gain) loss on termination or expiration of interest rate swaps and swaptions (13,890) 12,438 Unrealized (gain) loss on interest rate swaps and swaptions (70,325) 134,240 Realized and unrealized (gain) loss on other derivative instruments (47,489) 143,906 Gain on repurchase and retirement of preferred stock (644) (519) Other realized and unrealized losses 3 — Other adjustments: MSR amortization(1) (78,704) (88,286) TBA dollar roll losses(2) (1,905) (777) U.S. Treasury futures income(3) 7,694 5,143 Change in servicing reserves 215 (1,230) Non-cash equity compensation expense 6,083 1,613 Certain operating expenses(4) 1,198 3,408 Net provision for (benefit from) income taxes on non-EAD 10,078 (30,806) Earnings available for distribution to common stockholders $ 4,725 $ (10,505) Weighted average basic common shares 103,401,940 97,489,039 Earnings available for distribution to common stockholders per weighted average basic common share $ 0.05 $ (0.11) Note: Earnings Available for Distribution, or EAD, is a non-GAAP measure that we define as comprehensive income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare. 22

Agency RMBS Portfolio Par Value ($ millions) Market Value ($ millions) Weighted Average CPR(1) % Prepay Protected(2) Amortized Cost Basis ($ millions) Gross Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed ≤ 2.5% $ 414 $ 344 — % — % $ 354 3.3% 33 3.0% 234 203 4.7% 85.4% 208 3.7% 29 3.5% 66 59 5.5% 71.8% 58 4.3% 26 4.0% 495 463 3.8% 100.0% 500 4.6% 52 4.5% 2,288 2,202 6.4% 100.0% 2,340 5.1% 43 5.0% 1,889 1,860 6.6% 100.0% 1,925 5.8% 24 5.5% 1,218 1,218 6.3% 99.8% 1,228 6.4% 21 6.0% 1,148 1,166 8.5% 95.9% 1,173 6.9% 17 ≥ 6.5% 8 8 — % 97.8% 9 7.8% 251 7,760 7,523 6.4% 94.1% 7,795 5.6% 31 Other P&I(3) 620 607 4.8% — % 613 5.3% 11 IOs and IIOs(4) 944 58 7.2% — % 72 4.7% 122 Total Agency RMBS $ 9,324 $ 8,188 86.5% $ 8,480 ($ millions) Notional Amount Bond Equivalent Value(5) Through-the-Box Speeds(6) TBA Positions ≤ 2.5% $ — $ — 2.3% 3.0% — — 2.4% 3.5% 659 590 2.4% 4.0% — — 3.1% 4.5% (697) (665) 3.1% 5.0% (46) (45) 5.4% 5.5% 1,545 1,539 7.8% 6.0% 1,464 1,478 12.0% ≥ 6.5% 525 536 16.5 % Net TBA Position $ 3,450 $ 3,433 23

Mortgage Servicing Rights Portfolio(1) Number of Loans Unpaid Principal Balance ($ millions) Gross Coupon Rate Current Loan Size ($ thousands) Loan Age (months) Original FICO(2) Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 299,570 $ 94,021 2.8% $ 371 38 768 71% 0.4% 2.9% 25.1 3.25% - 3.75% 145,100 37,407 3.4% 327 51 753 74% 0.8% 4.0% 25.2 3.75% - 4.25% 104,829 21,666 3.9% 272 73 752 76% 1.0% 4.7% 25.5 4.25% - 4.75% 58,640 10,711 4.4% 261 72 739 77% 1.9% 5.2% 25.3 4.75% - 5.25% 40,852 9,577 4.9% 355 41 746 79% 1.5% 4.5% 25.2 > 5.25% 64,614 18,253 6.0% 384 21 746 80% 1.3% 5.4% 26.5 713,605 191,635 3.6% 345 45 758 74% 0.7% 3.7% 25.3 15-Year Fixed < 2.25% 22,588 5,765 2.0% 301 35 777 59% 0.1% 2.8% 25.0 2.25% - 2.75% 38,118 7,797 2.4% 253 39 772 59% 0.2% 4.1% 25.0 2.75% - 3.25% 33,658 4,398 2.9% 186 64 765 61% 0.2% 5.4% 25.0 3.25% - 3.75% 19,008 1,816 3.4% 146 77 756 64% 0.4% 7.6% 25.3 3.75% - 4.25% 8,872 725 3.9% 137 73 742 65% 0.9% 8.4% 25.4 > 4.25% 6,579 795 5.0% 225 34 742 65% 0.8% 9.3% 28.0 128,823 21,296 2.6% 238 47 769 60% 0.2% 4.7% 25.2 Total ARMs 2,441 666 4.6% 364 56 760 71% 1.0% 12.9% 25.4 Total Portfolio 844,869 $ 213,597 3.5% $ 335 45 759 72% 0.7% 3.9% 25.3 24

Mortgage Servicing Rights UPB Roll-Forward $ millions Q1-2024 Q4-2023 Q3-2023 Q2-2023 Q1-2023 UPB at beginning of period $ 215,647 $ 218,662 $ 222,622 $ 212,445 $ 204,877 Bulk purchases of mortgage servicing rights 2,906 — — 14,234 10,713 Flow purchases of mortgage servicing rights 211 829 472 539 669 Sales of mortgage servicing rights (1,430) (62) — — (143) Scheduled payments (1,646) (1,640) (1,640) (1,595) (1,527) Prepaid (2,111) (2,127) (2,787) (2,993) (2,120) Other changes 20 (15) (5) (8) (24) UPB at end of period $ 213,597 $ 215,647 $ 218,662 $ 222,622 $ 212,445 25

Financing $ millions Outstanding Borrowings and Maturities(1) Repurchase Agreements Revolving Credit Facilities Term Notes Payable Convertible Notes Total Borrowings Percent (%) Within 30 days $ 2,329.0 $ — $ — $ — $ 2,329.0 22.7% 30 to 59 days 1,367.0 — — — 1,367.0 13.3% 60 to 89 days 1,023.0 — 295.5 — 1,318.5 12.8% 90 to 119 days 702.5 — — — 702.5 6.8% 120 to 364 days 2,940.1 381.8 — — 3,321.9 32.3 % One to three years — 975.9 — 269.0 1,244.9 12.1% $ 8,361.6 $ 1,357.7 $ 295.5 $ 269.0 $ 10,283.8 100.0 % Collateral Pledged for Borrowings Repurchase Agreements(2) Revolving Credit Facilities(2) Term Notes Payable Convertible Notes Total Collateral Pledged Percent (%) Available-for-sale securities, at fair value $ 8,178.3 $ — $ — n/a $ 8,178.3 70.6 % Mortgage servicing rights, at fair value 468.6 2,179.0 394.8 n/a 3,042.4 26.3 % Restricted cash 24.9 1.5 0.2 n/a 26.6 0.2 % Due from counterparties 237.7 — — n/a 237.7 2.0 % Derivative assets, at fair value 9.5 — — n/a 9.5 0.1 % Other assets (includes servicing advances) — 93.8 — n/a 93.8 0.8% $ 8,919.0 $ 2,274.3 $ 395.0 n/a $ 11,588.3 100.0% 26

Futures 27 Type & Maturity Notional Amount ($M) Carrying Value ($M)(1) Weighted Average Months to Expiration U.S. Treasury futures 2 year $ (497.4) $ — 2.9 5 year (1,354.2) — 2.9 10 year (1,925.5) — 2.6 20 year (40.7) — 2.6 Eris SOFR swap futures - 10 year (30.0) — 122.7 SOFR futures < 1 year (1,416.0) — 5.7 > 1 and < 2 years (375.0) — 16.1 Total futures $ (5,638.8) $ — 5.0

Maturities Notional Amount ($B)(2) Average Fixed Pay Rate(3) Average Receive Rate(3) Average Maturity (Years)(3) Payers ≤ 1 year $ 2.6 4.7% 5.3% 1.0 > 1 and ≤ 3 years 2.0 4.1% 5.3% 1.8 > 3 and ≤ 5 years 1.8 3.5% 5.3% 3.8 > 5 and ≤ 7 years — — % — % — > 7 and ≤ 10 years 1.0 3.6% 5.3% 9.0 > 10 years 0.5 3.8% 5.3% 14.3 $ 7.9 4.2% 5.3% 3.4 Maturities Notional Amount ($B)(4) Average Pay Rate(5) Average Fixed Receive Rate(5) Average Maturity (Years)(5) Receivers ≤ 1 year $ 0.8 5.3% 4.0% 1.0 > 1 and ≤ 3 years 0.6 — % — % — > 3 and ≤ 5 years 0.3 5.3% 3.3% 3.5 > 5 and ≤ 7 years — — % — % — > 7 and ≤ 10 years — — % — % — > 10 years 0.3 5.3% 3.4% 19.8 $ 2.0 5.3% 3.8% 5.2 Interest Rate Swaps(1) 28

PAGE 3 - Financials Overview 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. 2. Includes $11.3 billion in settled positions and $3.4 billion net TBA position, which represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. For additional detail on the portfolio, see slides 11 and 13, and Appendix slides 23 and 24. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. PAGE 4 - Markets Overview 1. Source: Bloomberg and Bureau of Labor Statistics data, as of the dates noted. 2. Source: Bloomberg data, as of the dates noted. PAGE 5 - RoundPoint Operations 1. “Third-Party Subservicing” includes all subservicers of the company’s MSR portfolio other than RoundPoint Mortgage Servicing LLC. PAGE 6 - Book Value Summary 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. 2. Includes 35,047 Series A, 280,060 Series B and 170,502 Series C preferred shares for the quarter ended March 31, 2024. PAGE 8 - Balance Sheet and Liquidity Position 1. Source: Bloomberg. Represents the average spread between repurchase rates and the Secured Overnight Financing Rate (SOFR) over trailing three-month and six-month periods between Q1 2020 and Q1 2024 (as of March 31, 2024). 2. Balance of five-year MSR term notes excludes deferred debt issuance costs. PAGE 9 - Portfolio Composition and Risk Positioning 1. For additional detail on the portfolio, see Appendix slides 23 and 24. 2. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. 4. Interest rate exposure represents estimated change in common book value for theoretical parallel shift in interest rates. 5. Spread exposure represents estimated change in common book value for theoretical parallel shifts in spreads. PAGE 10 - Agency RMBS Investment Landscape 1. Source: J.P. Morgan DataQuery. Data is model-based and represents universal mortgage-backed securities (UMBS) generic TBA spreads as of the dates noted. In 2023, J.P. Morgan updated their model affecting only 2023 data. 2. Spreads generated using prepayment speeds generated with The Yield Book® Software using internally calibrated prepayment dials. Data as of March 31, 2024. End Notes 29

PAGE 11 - Agency RMBS 1. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank- serviced and others. 2. Represents UMBS generic TBA performance during the quarter. 3. Specified pool performance excludes (1) certain coupons in which we were not invested for the full duration of the quarter and (2) certain coupons with de minimis balances. 4. Specified pool market value by coupon as of March 31, 2024. 5. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 12 - Mortgage Servicing Rights Investment Landscape 1. Source: RiskSpan. 2. Source: National Association of Realtors via Bloomberg and RiskSpan. PAGE 13 - Mortgage Servicing Rights 1. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. 3. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer. 4. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. 5. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. End Notes (continued) 30

End Notes (continued) PAGE 14 - Return Potential and Outlook 1. Capital allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of leverage ratios and required capital or liquidity to support the investment. 2. Market return estimates reflect static assumptions using quarter-end spreads and market data. 3. Includes Agency pools and TBA positions. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 4. Estimated return on invested capital reflects static return assumptions using quarter-end portfolio valuations. 5. Total expenses includes operating expenses and tax expense within the company’s taxable REIT subsidiaries. 6. Prospective quarterly static return estimate per basic common share reflects portfolio performance expectations given current market conditions and represents the comprehensive income attributable to common stockholders (net of dividends on preferred stock). PAGE 16 - Effective Coupon Positioning 1. Represents UMBS TBA market prices as of March 31, 2024. 2. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank- serviced and others. 3. MSR/Agency IO represents an internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR, including the effect of unsettled MSR, and Agency IO RMBS. 4. Spreads generated with The Yield Book® Software using internally calibrated dials. PAGE 17 - Risk Positioning 1. MSR/Agency IO RMBS includes the effect of unsettled MSR. 2. Other includes all other derivative assets and liabilities and borrowings. Other excludes TBAs, which are included in the Agency P&I RMBS/TBA category. 3. Bull Steepener/Bear Flattener is a shift in short-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 2-year rates while holding long-term rates constant. 4. Bull Flattener/Bear Steepener is a shift in long-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 10-year rates while holding short-term rates constant. 5. Parallel shift represents estimated change in common book value for theoretical parallel shift in interest rates. 6. Book value exposure to current coupon represents estimated change in common book value for theoretical parallel shifts in spreads. 31

PAGE 18 - Markets Overview 1. Source: Bloomberg, as of dates noted. 2. Source: RiskSpan. UMBS30 UPB as of 4/1/2024 Factor Date; Freddie Mac’s Primary Mortgage Market Survey (PMMS) as of March 28, 2024. 3. Source: Bloomberg, as of dates noted. 4. Source: Bloomberg and National Associated of Realtors, as of dates noted. PAGE 19 - Financial Performance 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period. 2. Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. PAGE 20 - Earnings Available for Distribution 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. 4. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 22 for a definition of EAD and a reconciliation of GAAP to non- GAAP financial information. 5. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC. 6. Agency fixed-rate RMBS use the GAAP concept of amortized cost and yield-to-maturity determined at time of purchase. Net servicing income and MSR amortization is based on original pricing yield and does not include the benefit of increased float income and lower compensating interest. Financing costs are largely variable and short-term, responding more quickly to rising rates than our longer-term assets. U.S. Treasury futures income represents the sum of the implied net cash and expected change in price of a financed U.S. Treasury security, but excludes unexpected price change. End Notes (continued) 32

PAGE 21 - Portfolio Yields and Financing Costs 1. Includes interest income, net of premium amortization/discount accretion, on Agency and non-Agency investment securities, servicing income, net of estimated amortization and servicing expenses, on MSR, and the implied asset yield portion of dollar roll income on TBAs. Amortization on MSR refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 2. As reported elsewhere in the company’s filings with the Securities and Exchange Commission, MSR, Agency derivatives, TBA, interest rate swap agreements and U.S. Treasury futures are reported at fair value in the company’s consolidated financial statements in accordance with GAAP, and the GAAP presentation and disclosure requirements for these items do not define or include the concepts of yield or cost of financing, amortized cost, or outstanding borrowings. 3. Amortized cost on MSR for a given period equals the net present value of the remaining future cash flows (obtained by applying original prepayment assumptions to the actual unpaid principal balance at the start of the period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price. MSR amortized cost is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 4. Represents inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP. 5. Both the implied asset yield and implied financing benefit/cost of dollar roll income on TBAs are calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP. 6. Includes interest expense and amortization of deferred debt issuance costs on borrowings under repurchase agreements (excluding those collateralized by U.S. Treasuries), revolving credit facilities, term notes payable and convertible senior notes, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 7. Unsecured convertible senior notes. 8. The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. 9. The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to- deliver U.S. Treasury note or bond using short-term repurchase agreements. PAGE 22 - GAAP to EAD Reconciliation 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. 4. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC. End Notes (continued) 33

End Notes (continued) PAGE 23 - Agency RMBS Portfolio 1. Weighted average actual one-month CPR released at the beginning of the following month based on RMBS held as of the preceding month-end. 2. Determination of the percentage of prepay protected 30-year fixed Agency RMBS includes securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores. 3. Other P&I includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 4. IOs and IIOs represent market value of $9.8 million of Agency derivatives and $48.3 million of interest-only Agency RMBS. Agency derivatives are inverse interest-only Agency RMBS, which are accounted for as derivative instruments in accordance with GAAP. 5. Bond equivalent value is defined as the notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 6. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 24 - Mortgage Servicing Rights Portfolio 1. MSR portfolio excludes residential mortgage loans for which the company is the named servicing administrator. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry-accepted credit score of a borrower. PAGE 26 - Financing 1. Outstanding borrowings have a weighted average of 5.1 months to maturity. 2. Repurchase agreements and revolving credit facilities secured by MSR and/or other assets may be over-collateralized due to operational considerations. PAGE 27 - Futures 1. Exchange-traded derivative instruments (futures and options on futures) require the posting of an “initial margin” amount determined by the clearing exchange, which is generally intended to be set at a level sufficient to protect the exchange from the derivative instrument’s maximum estimated single- day price movement. The company also exchanges “variation margin” based upon daily changes in fair value, as measured by the exchange. The exchange of variation margin is considered a settlement of the derivative instrument, as opposed to pledged collateral. Accordingly, the receipt or payment of variation margin is accounted for as a direct reduction to the carrying value of the exchange-traded derivative asset or liability. PAGE 28 - Interest Rate Swaps 1. The Company did not hold any interest rate swaptions at March 31, 2024. 2. Includes $1.1 billion net notional amount of forward starting interest rate swaps. 3. Weighted averages exclude forward starting interest rate swaps. As of March 31, 2024, the weighted average pay rate on forward starting interest rate swap payers was 4.0%. 4. Includes $641.1 million net notional amount of forward starting interest rate swaps. 5. Weighted averages exclude forward starting interest rate swaps. As of March 31, 2024, the weighted average receive rate on forward starting interest rate swap receivers was 4.3%. 34